UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 12, 2013

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)
On December 12, 2013, NextEra Energy Capital Holdings, Inc. (NEECH), a wholly-owned subsidiary of NextEra Energy, Inc. (NEE), entered into a three-year revolving line of credit agreement expiring in December 2016 (New Credit Agreement).  The New Credit Agreement provides for the funding of loans to NEECH up to an aggregate total of $750 million.  The New Credit Agreement replaced a credit facility which totaled $500 million that expired on December 10, 2013.  The credit facility available under the New Credit Agreement is available for NEECH's general corporate purposes. In order for NEECH to borrow under the terms of the New Credit Agreement, NEE is required, among other things, to maintain a ratio of funded debt to total capitalization that does not exceed a stated ratio.  The New Credit Agreement also contains default and related acceleration provisions relating to, among other things, failure of NEE to maintain the ratio of funded debt to total capitalization at or below the specified ratio.  NEE guarantees the payment of debt obligations under the New Credit Agreement pursuant to a 1998 guarantee agreement.

(b)
On December 12, 2013, Trillium Windpower, LP (Trillium), an indirect wholly-owned subsidiary of NextEra Energy Resources, LLC (NEER), issued approximately C$315 million (approximately US$296 million) principal amount of 5.803% limited-recourse senior secured amortizing notes maturing in February 2033.  NEER is an indirect wholly-owned subsidiary of NEE.  Principal and interest on the notes are payable semi-annually.  Substantially all of the proceeds from the sale of the notes were used to repay, in part, loans from NEER and one of its subsidiaries related to the construction of wind generating facilities with a generating capability totaling approximately 147 megawatts located in Ontario, Canada. Certain obligations, including approximately C$24 million (approximately US$23 million) in unpaid construction costs and costs of initial spare parts, are guaranteed by NEECH until the obligations and conditions related to the wind generating facilities are satisfied or met, which is expected by mid-2014.  NEECH’s payment obligations under these guarantees are, in turn, guaranteed by NEE pursuant to a 1998 guarantee agreement.  The notes are secured by liens on those wind generating facilities’ assets and certain other assets of, and the ownership interest in, Trillium and the entities that own the facilities, which are wholly-owned subsidiaries of Trillium.  The trust indenture relating to the notes contains default and related mandatory redemption provisions relating to the failure to make required payments or to observe other covenants in the trust indenture and related documents, actions by Trillium or by other parties under specified agreements relating to the generating facilities or the trust indenture, the termination of certain of such specified agreements and certain bankruptcy-related events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  December 17, 2013

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

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